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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         PENINSULA PHARMACEUTICALS, INC.

         PENINSULA PHARMACEUTICALS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST:   The name of the corporation is Peninsula Pharmaceuticals, Inc.

         SECOND: The original name of this corporation is Peninsula Pharmaceuticals, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is February 6, 2001.

         THIRD:   The Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                       "I.

         The name of the corporation is Peninsula Pharmaceuticals, Inc. (the "Company").

                                       II.

         The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, DE 19801. The name of the Company's registered agent in the State of Delaware at such address is Corporation Trust Company.

                                      III.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

                                       IV.

         A. The Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company is authorized to issue is one hundred ten million (110,000,000) shares. Of these shares, one hundred million (100,000,000) shares of which shall be Common Stock (the "Common Stock") and ten million (10,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one-tenth of one cent ($0.0001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.01) per share.

         B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all of any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers,

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and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

                                       V.

         For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A.

                  1.       MANAGEMENT OF BUSINESS.

                  The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

                  2.       BOARD OF DIRECTORS.

                  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, immediately upon the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of

                                       2.
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office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

                  Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  3.       REMOVAL OF DIRECTORS.

                           a.       Subject to the rights of any series of
Preferred Stock to elect additional directors under specified circumstances, following the closing of the Initial Public Offering, neither the Board of Directors nor any individual director may be removed without cause.

                           b.       Subject to any limitation imposed by law,
any individual director or directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.

                  4.       VACANCIES.

                           a.       Subject to the rights of the holders of any
series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

         B.

                  1.       BYLAW AMENDMENTS.

                  The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

                                       3.

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                  2.       BALLOTS.

                  The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

                  3.       ACTION BY STOCKHOLDERS.

                  No action required or permitted to be taken by the stockholders of the Company shall be taken except at an annual or special meeting of stockholders called in accordance with the Bylaws, and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent or electronic transmission.

                  4.       ADVANCE NOTICE.

                  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

                                       VI.

         A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

         B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

         A. The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph
B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock of the Company required by law, this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.

                                       4.

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                                      VIII.

         The Company shall be subject to and governed by the provision of
Section 203 of the General Corporation Law of the State of Delaware with respect to business combinations between the Company and interested stockholders."

                                      * * *

         FOURTH: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Company.

         FIFTH:   This Amended and Restated Certificate of Incorporation has
been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Company. The total number of outstanding shares entitled to vote or act by written consent was ___________ shares of Common Stock and ___________ shares of Preferred Stock. A majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Preferred Stock approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such was given by the Company in accordance with said Section 228.

                                       5.

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         IN WITNESS WHEREOF, Peninsula Pharmaceuticals, Inc. has caused this
Amended and Restated Certificate to be signed by the President and Chief Executive Officer and Secretary in Alameda, California this ___ day of _____________, 2004.

                                               PENINSULA PHARMACEUTICALS, INC.

                                               By:
                                                  ------------------------------
                                                   Paul F. Truex
                                                   President and Chief Executive
                                                   Officer

ATTEST:

By:________________________________
         Barclay C. Kamb
         Secretary
                                       6.